EXHIBIT 11

                               AST RESEARCH, INC.
                        COMPUTATION OF NET LOSS PER SHARE

- ------------------------------------------------------------------------------------------------------
                                                                            Three Months Ended
                                                                      ------------------------------
                                                                        March 30,         April 1,
(In thousands, except per share amounts)                                  1996              1995
- ------------------------------------------------------------------------------------------------------
Primary loss per share
- ----------------------
Shares used in computing primary loss per share:
   Weighted average shares of common stock outstanding                   44,682            32,376
   Effect of stock options treated as common stock
     equivalents under the treasury stock method                              -                 -
- ------------------------------------------------------------------------------------------------------
      Weighted average common and common equivalent
       shares outstanding                                                44,682            32,376
======================================================================================================
Net loss                                                             $ (115,760)        $  (6,548)
======================================================================================================
Loss per share - primary                                             $    (2.59)        $   (0.20)
======================================================================================================


Fully diluted loss per share
- ----------------------------

Shares used in computing fully diluted loss per share:
   Weighted average shares of common stock outstanding                   44,682            32,376
   Effect of stock options treated as common stock
     equivalents under the treasury stock method                              -                 -
   Shares assumed issued on conversion of
     Liquid Yield Option Notes (LYONs)                                        -                 -
- ------------------------------------------------------------------------------------------------------
      Total fully diluted shares outstanding                             44,682            32,376
======================================================================================================

Net loss - fully diluted earnings per share:
   Net loss                                                          $ (115,760)        $  (6,548)
   Adjustment for interest on LYONs, net of tax                               -                 -
- ------------------------------------------------------------------------------------------------------
Adjusted net loss                                                    $ (115,760)        $  (6,548)
======================================================================================================
Loss per share - fully diluted                                       $    (2.59)        $   (0.20)
======================================================================================================